                                                                    EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 29, 2000 relating to the financial statements, which appears in TrueTime, Inc.'s Annual Report on Form 10-K for the year ended September 30, 2000, as amended. We also consent to the reference to us under the headings "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

San Francisco, CA
February 1, 2001